UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2003

                         CLEAN DIESEL TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                  000-27432                  06-1393453
(State or other jurisdiction      (Commission               (IRS Employer
     of incorporation)            File Number)            Identification No.)

                         SUITE 702, 300 ATLANTIC STREET
                                STAMFORD 06901
                                (203) 327-7050
          (Address and Telephone Number of principal executive offices)


ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     Effective December 2, 2003 the Registrant dismissed its independent accountant, Ernst & Young LLP, of Stamford Connecticut ("E&Y"), and engaged
Eisner LLP, of New York, New York ("Eisner"), as its new independent accountants. The dismissal of E&Y and engagement of Eisner was approved by the audit committee of the Registrant's board of directors.

     In each of the Registrant's two prior years ended December 31, 2002 and 2001, the E&Y reports relating to its audit of the Registrant's financial statements for such years contained no adverse opinion or disclaimer of opinion, or were modified as to uncertainty, audit scope or accounting principles, except that the audit report for the year ended December 31, 2002 expressed the following "going concern" uncertainty:

     "The accompanying financial statements have been prepared assuming that Clean Diesel Technologies, Inc. will continue as a going concern. As more fully described in Note 1, the Company has incurred recurring operating losses and will require additional capital in the future in order to fund its operations. This condition raises substantial doubts about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty."


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     During such two most recent fiscal years and any subsequent interim periods through the dismissal of E&Y, there were no disagreements with E&Y, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of E&Y would have caused E&Y to make reference to the subject matter of the disagreement in connection with any of their reports. The Registrant has requested E&Y to furnish a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter dated December 2, 2003 is filed as Exhibit 16 to this Form 8-K.

ITEM 5. OTHER EVENTS.

     On December 1, 2003 the Registrant completed the sale of 1,282,600 shares of its common stock, par $0.05, at GBP 1.70 (approximately $2.89) per share, in an offshore private placement pursuant to Regulation S under the Securities Act of 1933 to 17 investors principally located in the United Kingdom. The estimated net proceeds of $3,550,000 from this placement are to be used for the Registrant's general corporate purposes, including the development and commercialization of its products. At December 1, 2003, the Registrant's cash position including the above proceeds, was approximately $7,000,000.

ITEM 7. FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits.

Exhibit 16.    Description:

Letter from Ernst & Young LLP to the Securities and Exchange Commission.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Clean Diesel Technologies, Inc.

                                      By:  /s/ D.W. Whitwell
                                           -----------------
                                           David W. Whitwell
                                   Vice President, Treasurer & Chief
                                           Financial Officer


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